                                                                 EXHIBIT (m)(23)

[ING FUNDS LOGO]

February 25, 2004

Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Rd.
Scottsdale, AZ 85258

Dear Mr. Roland:

         Pursuant to the Fourth Amended and Restated Distribution and Service Plan dated August 20, 2002, as amended, between ING Equity Trust and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Distributor to render distribution and shareholder services to ING Principal Protection Fund X and ING Principal Protection Fund XI, two newly established series of ING Equity Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to AMENDED SCHEDULE A and AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE A and AMENDED SCHEDULE B, with the maximum combined distribution and service fees indicated for each class of each series, is attached hereto.

         Please signify your acceptance to act as Distributor under the Agreement with respect to the New Series by signing below.

                                             Very sincerely,

                                             Robert S. Naka
                                             Senior Vice President
                                             ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:    ___________________________
       Michael J. Roland
       Executive Vice President

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000     ING Equity Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2744
                                     www.ingfunds.com

[ING FUNDS LOGO]

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                           FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN

                                       FOR

                                ING EQUITY TRUST

                                       MAXIMUM        MAXIMUM        MAXIMUM        MAXIMUM
                                       CLASS A        CLASS B        CLASS C        CLASS Q
                                       COMBINED       COMBINED       COMBINED       COMBINED
                                     DISTRIBUTION   DISTRIBUTION   DISTRIBUTION   DISTRIBUTION
                                     AND SERVICE     AND SERVICE    AND SERVICE   AND SERVICE
           NAME OF FUND                  FEES           FEES           FEES           FEES
----------------------------------   ------------   ------------   ------------   ------------
ING Disciplined LargeCap Fund           0.30%          1.00%           1.00%          N/A
ING Growth Opportunities Fund           0.30%          1.00%           1.00%         0.25%
ING LargeCap Value Fund                 0.25%          1.00%           1.00%          N/A
ING MidCap Opportunities Fund           0.30%          1.00%           1.00%         0.25%
ING MidCap Value Fund                   0.25%          1.00%           1.00%         0.25%
ING Principal Protection Fund           0.25%          1.00%           1.00%         0.25%
ING Principal Protection Fund II        0.25%          1.00%           1.00%         0.25%
ING Principal Protection Fund III       0.25%          1.00%           1.00%         0.25%
ING Principal Protection Fund IV        0.25%          1.00%           1.00%         0.25%
ING Principal Protection Fund V         0.25%          1.00%           1.00%          N/A
ING Principal Protection Fund VI        0.25%          1.00%           1.00%         0.25%
ING Principal Protection Fund VII       0.25%          1.00%           1.00%          N/A
ING Principal Protection Fund VIII      0.25%          1.00%           1.00%          N/A
ING Principal Protection Fund IX        0.25%          1.00%           1.00%          N/A
ING Principal Protection Fund X         0.25%          1.00%           1.00%          N/A
ING Principal Protection Fund XI        0.25%          1.00%           1.00%          N/A
ING Real Estate Fund                    0.25%          1.00%           1.00%         0.25%
ING SmallCap Opportunities Fund         0.30%          1.00%           1.00%         0.25%
ING SmallCap Value Fund                 0.25%          1.00%           1.00%         0.25%

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000     ING Equity Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2744
                                     www.ingfunds.com

[ING FUNDS LOGO]

                           FORM OF AMENDED SCHEDULE B

                               WITH RESPECT TO THE

                           FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN

                                       FOR

                                ING EQUITY TRUST

NAME OF FUND
ING Disciplined LargeCap Fund
ING Growth Opportunities Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING MidCap Value Fund
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Fund

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000     ING Equity Trust
Scottsdale, AZ 85258-2034            Fax: 480-477-2744
                                     www.ingfunds.com